SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Check the  appropriate  box:
[ ]  Preliminary  Proxy  Statement
[ ]  Definitive  Proxy Statement
[x] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Niagara Bancorp, Inc.
             -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


             -------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1),or 14a-6(j)(2).
[  ]  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         .......................................................................

         2) Aggregate number of securities to which transaction applies:

         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         .......................................................................
         4) Proposed maximum aggregate value of transaction:

         .......................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:


2) Form, Schedule or Registration Statement No.:

3) Filing Party:


4) Date Filed: 5/7/99

                         Supplement dated April 30, 1999
                                       To
                      Proxy Statement dated March 22, 1999


Dear Shareholders:

The annual meeting of shareholders of Niagara Bancorp, Inc. was duly convened as schedule on April 27, 1999.

At the meeting, the four nominees listed in the proxy statement to serve as directors were elected. The proposal to ratify KPMG, LLP as the Company's independent accountants for 1999 was also approved.

Due to delays in the distribution of proxy materials, a significant amount of shares were not voted on the proposals to approve the Niagara Bancorp, Inc. 1999 Stock Option Plan and Niagara Bancorp, Inc. 1999 Recognition and Retention Plan. This is especially true of shares held in "street name", that is through a broker or other nominee. Applicable rules do not permit brokers to vote shares held by clients on proposals to approve the stock option plan and recognition and retention plan unless they have received specific instructions from their clients.

In order to allow sufficient time for shareholders to vote on this matter, a motion was passed at the meeting to adjourn the meeting until 4:00 p.m. (local time) on Tuesday, May 18, 1999 at which time the proposals will be voted upon. The adjourned meeting will be held at the Company's Administrative Center, 6950 South Transit Road, Lockport, New York.

In order to ensure that your shares be represented on these proposals, we have enclosed a proxy card and return envelope for your use. If you have already voted on this matter, you need not vote again. As noted above, if your shares are held through a broker, it will not be able to vote your shares without your specific instruction. Your broker or agent will provide you with another voting instruction form and return envelope in order that your shares are represented at the adjourned meeting. In addition, you may utilize the toll-free number on this voting instruction form to vote your shares.